UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2014

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2014, the Board of Directors of TransEnterix, Inc. (the "Company") elected Dr. William N. Kelley, M.D. as a member of its Board of Directors. The Board also confirmed that Dr. Kelley is an independent director. His term as a director will begin on January 1, 2015.

Dr. Kelley is currently Professor of Medicine at the School of Medicine of the University of Pennsylvania. He is also a director of GenVec, Inc., a position he has held since June 2002. From 1989 to 2000, Dr. Kelley served as Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center, Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. In the national leadership arena, Dr. Kelley has served as President of the American Society for Clinical Investigation, President of the American College of Rheumatology, Chair of the American Board of Internal Medicine, and Chair of the Residency Review Committee for Internal Medicine. Within the past five years, Dr. Kelley served on the board of directors of Merck & Co. Inc., Beckman Coulter, Inc., Advanced Biosurfaces, Inc. and Polymedix, Inc.

Dr. Kelley will receive the stock option-based compensation paid by the Company to its non-employee directors under the compensation plan approved by the Board of Directors on May 28, 2014, and described in a Current Report on Form 8-K filed on June 3, 2014, and incorporated herein by reference. The Company will also enter into an Indemnification Agreement with Dr. Kelley in connection with his service as a director.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Form of TransEnterix, Inc. Indemnification Agreement for Directors and Executive Officers (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant with the SEC on June 3, 2014).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

December 11, 2014	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and Chief Financial Officer